      As filed with the Securities and Exchange Commission on July 1, 1996
                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             BROOKS AUTOMATION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                   04-3040660
                --------                                   ----------
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                  Identification Number)

                    15 ELIZABETH DRIVE, CHELMSFORD, MA 01824
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                             BROOKS AUTOMATION, INC.
                       1992 COMBINATION STOCK OPTION PLAN
                       ----------------------------------
                            (Full Title of the Plan)

                          ROBERT J. THERRIEN, PRESIDENT
                             BROOKS AUTOMATION, INC.
                               15 ELIZABETH DRIVE
                              CHELMSFORD, MA 01824
                              --------------------
                     (Name and Address of Agent For Service)

                                 (508) 262-2400
          (Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE
================================================================================

Title of                        Proposed           Proposed
Securities        Amount        Maximum            Maximum             Amount of
to be             to be         Offering Price     Aggregate Offer-    Registra-
Registered        Registered    Per Share(1)       ing Price(1)        tion fee
- ----------        ----------    ------------       ------------        --------
Common Stock,     500,000(2)    $10.9375           $5,468,750          $1,886
$.01 par value

================================================================================

This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement on this Form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (Registration No. 33-95268) is hereby incorporated herein by reference.

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the National Association of Securities Dealers National Market System on
      June 27, 1996.

(2) Such presently indeterminable number of additional shares of Common Stock are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar changes in the Common Stock.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.  EXHIBITS.
         --------

     (5.1)   Legal Opinion of Brown, Rudnick, Freed & Gesmer.

     (23.1)  Consent of Price Waterhouse LLP.

     (23.2) Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5.1 hereof.

     (99.2)  Registrant's 1992 Combination Stock Option Plan, as amended.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts, on the 27th day of June, 1996.

                                              BROOKS AUTOMATION, INC.


                                              By: /s/Robert J. Therrien
                                                 ------------------------
                                                 Robert J. Therrien
                                                 Chief Executive Officer



                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Robert J. Therrien and Stanley D. Piekos and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                      Title                           Date
- ---------                      -----                           ----

/s/ Robert J. Therrien         Director and Principal          June 27, 1996
- ------------------------       Executive Officer
    Robert J. Therrien

/s/ Stanley D. Piekos          Principal Financial and         June 25, 1996
- ------------------------       Accounting Officer
    Stanley D. Piekos

/s/ Norman B. Brooks           Director                        June 28, 1996
- ------------------------
    Norman B. Brooks

/s/ Roger D. Emerick           Director                        June 26, 1996
- ------------------------
    Roger D. Emerick

/s/ Amin D. Khoury             Director                        June 26, 1996
- ------------------------
    Amin D. Khoury

                                INDEX TO EXHIBITS

EXHIBIT                                                             SEQUENTIAL
NUMBER                                                              PAGE NUMBER
- ------                                                              -----------

(5.1)       Legal Opinion of Brown, Rudnick, Freed & Gesmer.

(23.1)      Consent of Price Waterhouse LLP.

(23.2) Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5.1 hereof.

(99.2)      Registrant's 1992 Combination Stock Option Plan.